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                                                          GRANT THORNTON, LLP

Accountants and Business Advisors





December 23, 2002


Securities and Exchange Commission
Washington, DC  20549


Re:  Q Net Technologies, Inc.
     Commission File No. 000-28659


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Q Net Technologies, Inc. dated December 23, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,



/s/ Grant Thornton, LLP





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